Exhibit 4.16

K. HOVNANIAN ENTERPRISES, INC.
Issuer
and
HOVNANIAN ENTERPRISES, INC.
Guarantor
and
SUBSIDIARY GUARANTORS OF HOVNANIAN THAT BECOME PARTIES HERETO
FROM TIME TO TIME
Guarantors
and
WILMINGTON TRUST COMPANY
as Trustee

INDENTURE
Dated as of [                    ]
FORM OF SUBORDINATED INDENTURE

CROSS REFERENCE SHEET1

     Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of [                    ] among K. HOVNANIAN ENTERPRISES, INC., HOVNANIAN ENTERPRISES, INC., SUBSIDIARY GUARANTORS OF HOVNANIAN that become parties hereto from time to time and WILMINGTON TRUST COMPANY, as Trustee:

Section of the Act	Section of Indenture
310(a)(1), (2) and (5)	6.9
310(a)(3) and (4)	Inapplicable
310(b)	6.8 and 6.10(a), (b) and (d)
310(c)	Inapplicable
311(a)	6.13
311(b)	6.13
311(c)	Inapplicable
312(a)	4.1 and 4.2(a)
312(b)	4.2(b)
312(c)	4.2(c)
313(a)	4.4(a)(i), (ii), (iii), (iv), (v), (vi) and (vii)
313(a)(5)	Inapplicable
313(b)(1)	Inapplicable
313(b)(2)	4.4(b)
313(c)	4.4(c)
313(d)	4.4(d)
314(a)	4.3
314(b)	Inapplicable
314(c)(1) and (2)	11.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.5
314(f)	Inapplicable
315(a), (c) and (d)	6.1
315(b)	5.8
315(e)	5.9
316(a)(1)	5.7
316(a)(2)	Not required
316(a) (last sentence)	7.4
316(b)	5.4
317(a)	5.2
317(b)	3.5(a)
318(a)	11.7

[1]	This Cross Reference Sheet is not part of the Indenture.

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		Page

SECTION 12.5.	Mandatory and Optional Sinking Funds	59

ARTICLE Thirteen SUBORDINATION		61

SECTION 13.1.	Securities Subordinated to Senior Indebtedness	61
SECTION 13.2.	Reliance on Certificate of Liquidating Agent; Further Evidence as to Ownership of Senior Indebtedness	64
SECTION 13.3.	Payment Permitted If No Default	64
SECTION 13.4.	Disputes with Holders of Certain Senior Indebtedness	65
SECTION 13.5.	Trustee Not Charged with Knowledge of Prohibition	65
SECTION 13.6.	Trustee to Effectuate Subordination	65
SECTION 13.7.	Rights of Trustee as Holder of Senior Indebtedness	66
SECTION 13.8.	Article Applicable to Paying Agents	66
SECTION 13.9.	Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness	66
SECTION 13.10.	Trustee Not Fiduciary for Holders of Senior Indebtedness	66
SECTION 13.11.	Applicability of Article	67

ARTICLE Fourteen SUBORDINATED GUARANTEE		67

SECTION 14.1.	Applicability of Article	67
SECTION 14.2.	Guarantee	67
SECTION 14.3.	Guarantee Subordinated to Senior Indebtedness of the Guarantor	68
SECTION 14.4.	Guarantors Not to Make Payments With Respect to Securities in Certain Circumstances	68
SECTION 14.5.	Guarantee Subordinated to Prior Payment of All Senior Indebtedness of each Guarantor on Dissolution, Winding Up, Liquidation or Reorganization of a Guarantor	71
SECTION 14.6.	Holders to be Subrogated to Rights of Holders of Senior Indebtedness of each Guarantor	72
SECTION 14.7.	Obligations of the Guarantor Unconditional	72
SECTION 14.8.	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice	73
SECTION 14.9.	Application by Trustee of Monies Deposited with It	74
SECTION 14.10.	Subordination Rights Not Impaired by Acts or Omissions of a Guarantor or Holders of Senior Indebtedness of such Guarantor	74
SECTION 14.11.	Holders Authorize Trustee to Effectuate Subordination of Securities	74
SECTION 14.12.	Right of Trustee to Hold Senior Indebtedness of a Guarantor	75
SECTION 14.13.	Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor	75
SECTION 14.14.	Article Fourteen Not to Prevent Events of Default	75
SECTION 14.15.	Execution and Delivery of Guarantee	75
SECTION 14.16.	Limitation on Guarantor Liability	76

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		Page

SECTION 14.17.	Officers’ Certificate	76

ARTICLE Fifteen		76

SECTION 15.1.	Release of the Issuer	76

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FORM OF SUBORDINATED INDENTURE
     FORM OF SUBORDINATED INDENTURE, dated as of [                              ] among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), Subsidiary Guarantors of Hovnanian that become parties hereto from time to time and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).
RECITALS OF THE ISSUER:
     WHEREAS, the Issuer has duly authorized the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and
     WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and
     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been undertaken and completed.
RECITALS OF GUARANTORS:
     WHEREAS, each Guarantor desires to make the Guarantees provided for herein; and
     WHEREAS, all things necessary to make this Indenture a valid agreement of each of the Guarantors, in accordance with its terms, have been done and the Guarantor will do all things necessary to make the Guarantees, when executed by each of the Guarantors and endorsed on the Securities authenticated and delivered hereunder, the valid obligations of each Guarantor as hereinafter provided.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE
DEFINITIONS
     SECTION 1.1. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto the following terms shall have the respective meanings specified in this Section 1.1 (except as otherwise expressly provided herein or in any indenture supplemental hereto or unless the context otherwise clearly requires). All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933, as amended (the “Securities Act”), shall have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in the Securities Act as in force at the date of this Indenture (except as otherwise expressly provided herein or in any indenture supplemental hereto or unless the context otherwise clearly requires).
     All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States of America on the date of this Indenture.
     The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The expressions “date of this Indenture”, “date hereof”, “date as of which this Indenture is dated” and “date of execution and delivery of this Indenture” and other expressions of similar import refer to the effective date of the original execution and delivery of this Indenture, viz. as of [                                        ].
     The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” shall have the meaning set forth in Section 6.14.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§ 101 et seq., or any successor statute thereto.
     “Board of Directors” means when used with reference to the Issuer or Hovnanian, as the case may be, the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority.
     “Board Resolution” means (1) one or more resolutions, certified by the secretary or an assistant secretary of the Issuer or Hovnanian, as applicable, to have been duly adopted or consented to by the Board of Directors of the Issuer or Hovnanian, as applicable, and to be in full force and effect, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors or any duly authorized committee of that Board shall have duly delegated its authority, in each case delivered to the Trustee for the Securities of any series.
     “Business Day” means, with respect to any Security, unless otherwise specified in a Board Resolution and an Officers’ Certificate with respect to a particular series of Securities, a day that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable, as specified in the form of such Security, and (b) in the city in which the Corporate Trust Office is located, is not a day on which banking institutions are authorized or required by law or regulation to close.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.
     “Corporate Trust Office” means the office of the Trustee of a series of Securities at which the trust created by this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.
     “Covenant Defeasance” has the meaning set forth in Section 10.3.
     “Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of such series.
     “Dollars” and the sign “$” means the coin and currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     “Eligible Guarantors” means Hovnanian, each of Hovnanian’s subsidiaries listed on Exhibit B hereto and each other subsidiary of Hovnanian that Guarantees a series of Securities established under this Indenture.
     “Event of Default” means any event or condition specified as such in Section 5.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Global Security” means a Security evidencing all or a part of a series of Securities issued to the Depositary for such series in accordance with Section 2.3 and bearing the legend prescribed in Section 2.4.
     “Guarantee” has the meaning specified in Section 14.2.
     “Guarantor” has the meaning specified in Section 2.3.
     “Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean, in the case of any Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof.

     “Hovnanian” means Hovnanian Enterprises, Inc., a Delaware corporation.
     “Indebtedness” with respect to any Person means, without duplication:
     (a) (i) the principal of and premium, if any, and interest, if any, on indebtedness for money borrowed of such Person, indebtedness of such Person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by such Person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other Person, whether any such indebtedness or guaranty is outstanding on the date of this Indenture or is thereafter created, assumed or incurred, (ii) obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (iii) the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets; (iv) lease obligations which such Person capitalizes in accordance with ASC Topic 840 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect; (v) any indebtedness of such Person representing the balance deferred and unpaid of the purchase price of any property or interest therein (except any such balance that constitutes an accrued expense or trade payable) and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another that is outstanding on the date of this Indenture or is thereafter created, assumed or incurred by such Person; and (vi) obligations of such Person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements; and
     (b) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) above.
     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, including, for all purposes of this instrument and any such supplement, the provisions of the Trust Indenture Act of 1939 that are deemed to be a part of and govern this instrument and any such supplement, respectively, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.
     “interest” means, when used with respect to non-interest bearing Securities (including, without limitation, any Original Issue Discount Security that by its terms bears interest only after maturity or upon default in any other payment due on such Security), interest payable after maturity (whether at stated maturity, upon acceleration or redemption or otherwise) or after the date, if any, on which the Issuer becomes obligated to acquire a Security, whether upon conversion, by purchase or otherwise.
     “Issuer” means K. Hovnanian Enterprises, Inc., a California corporation, and, subject to Article Nine, its successors and assigns.

     “Issuer Order” means a written statement, request or order of the Issuer, which is signed in its name by the chairman of the Board of Directors, the chief financial officer, the president or chief executive officer, any vice president or the treasurer of the Issuer, and delivered to the Trustee.
     “Legal Defeasance” has the meaning specified in Section 10.2.
     “Officers’ Certificate”, when used with respect to the Issuer or Hovnanian, means a certificate signed by the chairman of the Board of Directors, the president or chief executive officer, or any vice president and by the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or Hovnanian, as the case may be. Each such certificate shall include the statements provided for in Section 11.5 if and to the extent required by the provisions of such Section 11.5. One of the officers signing an Officers’ Certificate given pursuant to Section 4.3 shall be the principal executive, financial or accounting officer of the Issuer or Hovnanian, as the case may be.
     “Opinion of Counsel” means an opinion in writing signed by the chief counsel of the Issuer or Hovnanian or by such other legal counsel who may be an employee of or counsel to the Issuer or Hovnanian and who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of such Section 11.5.
     “original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.
     “original issue discount” of any debt security, including any Original Issue Discount Security, means the difference between the principal amount of such debt security and the initial issue price of such debt security (as set forth in the case of an Original Issue Discount Security on the face of such Security).
     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Five.
     “Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:
     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Securities (other than Securities of any series as to which the provisions of Article Ten hereof shall not be applicable), or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that, if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
     (c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).
     In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that would be due and payable as of the date of such determination (as certified by the Issuer to the Trustee) upon a declaration of acceleration of the maturity thereof pursuant to Article Five.
     “paying agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Securities.
     “Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and interest, if any, on the Securities of such series are payable as determined in accordance with Section 2.3.
     “principal” of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, if any, upon any redemption at the option of the Issuer, upon any purchase or exchange at the option of the Issuer or the holder of such debt security and upon any acceleration of the maturity of such debt security).

     “principal amount” of a debt security, including any Security, means the principal amount as set forth on the face of such debt security.
     “record date” shall have the meaning set forth in Section 2.7.
     “Responsible Officer”, when used with respect to the Trustee of a series of Securities, means any officer of the Trustee with direct responsibility for the administration of the trust created by this Indenture.
     “Restricted Subsidiary” means (a) any Subsidiary of the Issuer other than an Unrestricted Subsidiary, and (b) any Subsidiary of the Issuer which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Issuer (by Board Resolution) to be a Restricted Subsidiary; provided, however, that the Issuer may not designate any such Subsidiary to be a Restricted Subsidiary if the Issuer would thereby breach any covenant or agreement herein contained (on the assumptions that any outstanding Indebtedness of such Subsidiary was incurred at the time of such designation).
     “Securities Act” shall have the meaning set forth in Section 1.1.
     “Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however that if at any time there is more than one Person acting as Trustee under this Instrument, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this instrument and shall more particularly mean Securities authenticated and delivered under this instrument, exclusive, however, of Securities of any series as to which such Person is not Trustee.
     “Senior Indebtedness of the Issuer” means Indebtedness of the Issuer outstanding at any time (other than the Indebtedness evidenced by the Securities of any series) except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior or prior in right of payment to the Securities of a series or is pari passu or subordinate by its terms in right of payment to such Securities, (b) renewals, extensions and modifications of any such Indebtedness, (c) any Indebtedness of the Issuer to a wholly-owned Subsidiary of the Issuer, (d) interest accruing after the filing of a petition initiating any proceeding referred to in Sections 5.1(e) and 5.1(f) unless such interest is an allowed claim enforceable against the Issuer in a proceeding under federal or state bankruptcy laws, (e) trade payables and (f) any liability for federal, state or local taxes.
     “Senior Indebtedness of each Guarantor” means Indebtedness of a Guarantor outstanding at any time (other than a Guarantee) except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior or prior in right of payment to a Guarantee or is pari passu or subordinate by its terms in right of payment to a Guarantee, (b) renewals, extensions and modifications of any such Indebtedness, (c) any Indebtedness of a Guarantor to a wholly-owned Subsidiary of the Guarantor, (d) interest accruing after the filing of a petition initiating any proceeding referred to in Sections 5.1(e) and 5.1(f) unless such interest is an allowed claim enforceable against the Guarantor in a proceeding under federal or state bankruptcy laws, (e) trade payables and (f) any liability for federal, state or local taxes.

     “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” of the Issuer within the meaning of Rule 1.02(w) of Regulation S-K promulgated by the Commission as in effect on the date of this Indenture.
     “Subsidiary” of any specified Person means any corporation, association or other business entity of which such Person, or such Person and one or more Subsidiaries of such Person, or any one or more Subsidiaries of such Person, directly or indirectly own voting securities entitling any one or more of such Persons and its Subsidiaries to elect a majority of the directors or other persons performing such functions, either at all times or, so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors or other persons performing such functions.
     “Trust Indenture Act of 1939” (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture is originally executed.
     “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.
     “Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer acquired or organized after the date hereof, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary, and (b) any Subsidiary of the Issuer substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause (a) of this paragraph, unless and until such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of “Restricted Subsidiary”.
     “U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States of America.
     “vice president,” when used with respect to the Issuer, Hovnanian or the Trustee, means any vice president, regardless of whether designated by a number or a word or words added before or after the title “vice president.”
     “Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with generally accepted financial practice or as otherwise provided in the terms of such series of Securities.

ARTICLE TWO
SECURITIES
     SECTION 2.1. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.
     SECTION 2.2. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be substantially as follows:
     This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.
                                                                  , as Trustee

By
Authorized Signatory

     If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Securities of such series shall bear, in addition to the Trustee’s certificate of authentication, an alternate Certificate of Authentication which shall be substantially as follows:
     This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.
                                                                  , as Trustee

By
as Authenticating Agent

By
Authorized Signatory

     SECTION 2.3. Amount Unlimited, Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with the Securities of each other series, but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in Article Thirteen or the applicable Board Resolution, Officers’ Certificate or supplemental indenture referred to below and relating to such Securities, to all Senior Indebtedness of the Issuer. There shall be established in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:
     (1) the designation of the Securities of the series, which shall distinguish the Securities of such series from the Securities of all other series;
     (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3);
     (3) the date or dates on which the principal of the Securities of the series is payable;
     (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, on which any such interest shall be payable and on which a record shall be taken for the determination of Holders to whom any such interest is payable or the method by which such rate or rates or date or dates shall be determined or both;
     (5) the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable (if other than as provided in Section 3.2) and the office or agency for the Securities of the series maintained by the Issuer pursuant to Section 3.2;

     (6) the right, if any, of the Issuer to redeem, purchase or repay Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article Twelve) Securities of the series may be so redeemed, purchased or repaid, in whole or in part, pursuant to any sinking fund or otherwise;
     (7) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series in whole or in part pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which the price or prices (or the method by which such price or prices shall be determined or both) at which, the form or method of payment therefor if other than in cash and any terms and conditions upon which and the manner in which (if different from the provisions of Article Twelve) Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (8) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;
     (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof;
     (10) whether Securities of the series will be issuable as Global Securities;
     (11) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
     (12) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;
     (13) any deleted, modified or additional events of default or remedies or any deleted, modified or additional covenants with respect to the Securities of such series;
     (14) whether the provisions of Article Ten will not be applicable to Securities of such series;
     (15) any provision relating to the issuance of Securities of such series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrete, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrete at such rate or rates);
     (16) if other than Dollars, the foreign currency in which payment of the principal of, premium, if any, and interest, if any, on the Securities of such series shall be payable;
     (17) if other than Wilmington Trust Company is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such Trustee;
     (18) if the amounts of payments of principal of, premium, if any, and interest, if any, on the Securities of such series are to be determined with reference to an index, the manner in which such amounts shall be determined;
     (19) the terms for conversion or exchange, if any, with respect to the Securities of such series;
     (20) which, if any, of the Eligible Guarantors, in addition to Hovnanian, shall guarantee the Securities of such series on the terms set forth in Article Fourteen (Hovnanian, together with each of the other Eligible Guarantors that guarantee the Securities on the terms set forth in Article Fourteen, if any, a “Guarantor”); and
     (21) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officers’ Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto.
     Any such Board Resolution or Officers’ Certificate referred to above with respect to Securities of any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Securities of such series as fully as if such Board Resolution or Officers’ Certificate were set forth herein in full.
     SECTION 2.4. Authentication and Delivery of Securities. The Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section 2.4, and the Trustee shall thereupon authenticate and deliver such Securities to, or upon the order of, the Issuer (contained in the Issuer Order referred to below in this Section 2.4) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. If provided for in such procedures and agreed to by the Trustee, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating the Securities of such series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs (2), (3) and (4) below only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:
     (1) an Issuer Order requesting such authentication and setting forth delivery instructions provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates, if any, and any other terms of Securities of such series shall be determined by an Issuer Order and (d) after the original issuance of the first Security of such series to be issued, any separate request by the Issuer that the Trustee authenticate Securities of such series for original issuance will be deemed to be a certification by the Issuer that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities;
     (2) the Board Resolution, Officers’ Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities of such series were established;
     (3) an Officers’ Certificate stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture and covering such other matters as the Trustee may reasonably request; and
     (4) at the option of the Issuer, either an Opinion of Counsel, or a letter from legal counsel addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:
     (a) in the case of an underwritten offering, the Securities of such series have been duly authorized, executed and delivered and, in the case of an offering that is not underwritten, certain terms of the Securities of such series have been established pursuant to a Board Resolution, an Officers’ Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

     (b) when the Securities of such series have been duly authorized, executed and delivered by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and
     (c) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Securities of such series will not conflict with any provision of applicable law or the articles of incorporation or bylaws of the Issuer or any agreement or other instrument to which the Issuer or any of the Guarantors is a party and that is material to the Issuer, Hovnanian and its Subsidiaries, considered as one enterprise, or, to such counsel’s knowledge after the inquiry indicated therein, any judgment, order or decree of any governmental agency or any court having jurisdiction over the Issuer, Hovnanian and any of its Subsidiaries, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Issuer of its obligations under the Securities, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.
     In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium and other similar laws relating to or affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Issuer, Hovnanian and its subsidiaries, as applicable, and certificates of public officials.
     The Trustee shall have the right to decline to authenticate and deliver any Securities of any series under this Section 2.4 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would adversely affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.
     If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section 2.4 and the Issuer Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iv) shall bear a legend substantially to the following effect:
     “THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
     Reference is made to Section 14.15 concerning execution and delivery of the Guarantees.
     SECTION 2.5. Execution of Securities. The Securities shall be signed on behalf of the Issuer by the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer or the treasurer of the Issuer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.
     In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.
          Reference is made to Section 14.15 concerning execution and delivery of the Guarantees.
     SECTION 2.6. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, or its Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee or its Authenticating Agent upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Each reference in this Indenture to authentication by the Trustee includes authentication by an agent appointed pursuant to Section 6.14.
     SECTION 2.7. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable in registered form in denominations established as contemplated by Section 2.3 or, with respect to the Securities of any series, if not so established, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.
     Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest, if any, shall be payable on the dates, established as contemplated by Section 2.3.
     The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered (a) at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date or (b) as determined by such other procedure as is mutually acceptable to the Issuer and the Trustee. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the

Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.
     SECTION 2.8. Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of each series and the registration of transfer of Securities of such series. Each such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection and available for copying by the Trustee.
     Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate, if any, and original issue date in authorized denominations for a like aggregate principal amount.
     All Securities presented for registration of transfer shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.
     At the option of the Holder thereof, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2.
     The Issuer or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Securities. No service charge shall be made for any such transaction or for any exchange of Securities of any series as contemplated by the immediately preceding paragraph.
     The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing or publication of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Security if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, except the portion of such Security not required to be repurchased.
     Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a part of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under Section 2.4, the Issuer shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.3 that such Securities be represented by one or more Global Securities shall no longer be effective and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.
     The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.
     If specified by the Issuer pursuant to Section 2.3 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,
     (i) to the Person specified by such Depositary, a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

     (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.
     Upon the exchange of a Global Security for Securities in definitive registered form in authorized denominations, such Global Security shall be cancelled by the Trustee or an agent of the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Trustee or the Issuer or an agent of the Issuer. The Trustee or such agent shall deliver at its office such Securities to or as directed by the Persons in whose names such Securities are so registered.
     All Securities issued upon any registration of transfer or exchange of Securities shall be valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     SECTION 2.9. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate, if any, and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by the Trustee or the Issuer or any such agent to indemnify and defend and to save each of the Trustee and the Issuer and any such agent harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement, shall surrender the Security to the Trustee or such agent.
     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to the Trustee’s satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
     Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     SECTION 2.10. Cancellation of Securities; Disposition Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its standard procedures and shall deliver a certificate of such disposition to the Issuer. If the Issuer or its agent shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee or its agent for cancellation.
     SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3.
     SECTION 2.12. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change to such “CUSIP” numbers.
ARTICLE THREE
COVENANTS
     SECTION 3.1. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities at the place, at the respective times and in the manner provided in the Securities.
     SECTION 3.2. Offices for Notices and Payments, etc. So long as any of the Securities are Outstanding, the Issuer and Hovnanian will maintain in each Place of Payment, an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture, and an office or agency where notices and demands to or upon the Issuer and Hovnanian in respect of the Securities or of this Indenture may be served. In case the Issuer shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation may be made and notice and demand may be served in respect of the Securities or of this Indenture to the Trustee. The Issuer hereby initially designates the Corporate Trust Office of the Trustee for each such purpose and appoints the Trustee as registrar and paying agent and as the agent upon whom notices and demands may be served with respect to the Securities.
     SECTION 3.3. No Interest Extension. In order to prevent any accumulation of claims for interest after maturity thereof, the Issuer will not directly or indirectly extend or consent to the extension of the time for the payment of any claim for interest on any of the Securities and will not directly or indirectly be a party to or approve any such arrangement by the purchase or funding of said claims or in any other manner; provided, however, that this Section 3.3 shall not apply in any case where an extension shall be made pursuant to a plan proposed by the Issuer to the Holders of all Securities of any series then Outstanding.
     SECTION 3.4. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     SECTION 3.5. Provision as to Paying Agent. (a) If the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section 3.5,
     (1) that it will hold all sums held by it as such paying agent for the payment of the principal of or interest, if any, on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and the Trustee; and
     (2) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities when the same shall be due and payable; and
     (3) that it will, at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.
     (b) If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest, if any, on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Issuer (or by any other obligor under the Securities) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities when the same shall become due and payable.
     (c) Anything in this Section 3.5 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 3.5, such sums to be held by the Trustee upon the trusts herein contained.
     (d) Anything in this Section 3.5 to the contrary notwithstanding, any agreement of the Trustee or any paying agent to hold sums in trust as provided in this Section 3.5 is subject to Sections 10.3 and 10.4.
     (e) Whenever the Issuer shall have one or more paying agents, it will, on or before 9:00 A.M. on each due date of the principal of, premium, if any, or interest, if any, on any Securities, deposit with a paying agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

ARTICLE FOUR
SECURITYHOLDERS LISTS AND REPORTS BY THE
ISSUER, HOVNANIAN AND THE TRUSTEE
     SECTION 4.1. Issuer and Hovnanian to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer and Hovnanian and any other obligor on the Securities covenant and agree that they will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series:
     (a) semiannually and not more than 15 days after each January 1 and July 1, and
     (b) at such other times as the Trustee may request in writing, within 15 days after receipt by the Issuer of any such request, provided that if and so long as the Trustee shall be the registrar for such series, such list shall not be required to be furnished.
     SECTION 4.2. Preservation and Disclosure of Securityholders Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 4.1, and (ii) received by it in the capacity of registrar or paying agent for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.
          (b) The rights of Holders of each series of Securities to communicate with other Holders of such series of Securities with respect to their rights under this Indenture or under the Securities of such series, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
          (c) Every Holder of Securities of any series, by receiving and holding the same, agrees with the Issuer, Hovnanian and the Trustee that neither the Issuer nor Hovnanian nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Securities of such series made pursuant to the Trust Indenture Act.
     SECTION 4.3. Reports by the Issuer and Hovnanian. The Issuer and Hovnanian covenant:
     (a) to file with the Trustee, within 15 days after the Issuer or Hovnanian is required, as the case may be, to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or Hovnanian, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer or Hovnanian, as the case may be, is not required to file information, documents or reports pursuant to either of such Exchange Act Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer or Hovnanian, as the case may be, with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;
     (c) to transmit by mail to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.4(a), such summaries of any information, documents and reports required to be filed by the Issuer or Hovnanian, as the case may be, pursuant to subsections (a) and (b) of this Section 4.3 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and
     (d) to furnish to the Trustee, not less than annually, an Officers’ Certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Issuer’s or Hovnanian’s, as the case may be, compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
          Delivery of the reports, information and documents referenced in Sections 4.3(a), (b) and (c) to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or Hovnanian’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
     SECTION 4.4. Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act of 1939 with respect to any 12 month period, such report shall cover the 12 month period ending May 15 and shall be transmitted by the next succeeding July 15.
     (b) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and Hovnanian and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer and Hovnanian agree to promptly notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange.

ARTICLE FIVE
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT
     SECTION 5.1. Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means any one or more of the following events (whatever the reason for such Event of Default), unless it is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the Board Resolution or supplemental indenture establishing such series of Securities or in the form of Security, for such series:
     (a) default in the payment of the principal of or premium, if any, of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or
     (b) default in the payment of any installment of interest on any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or
     (c) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Securities of such series, as and when such obligation shall become due and payable; or
     (d) failure on the part of the Issuer or a Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Issuer in or a Guarantor of, the Securities of such series or in this Indenture continued for a period of 90 days after the date on which written notice of such failure, requiring the Issuer or a Guarantor to remedy the same, shall have been given by certified or registered mail to the Issuer or a Guarantor by the Trustee, or to the Issuer or a Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding; or
     (e) without the consent of the Issuer or Hovnanian, a court having jurisdiction shall enter an order for relief with respect to the Issuer or Hovnanian or any of its Significant Subsidiaries under any applicable bankruptcy, insolvency or other similar law of the United States of America, any state thereof or the District of Columbia, or without the consent of the Issuer or Hovnanian, a court having jurisdiction shall enter a judgment, order or decree adjudging the Issuer or Hovnanian or any of its Significant Subsidiaries bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Issuer or Hovnanian or any of its Significant Subsidiaries under any applicable bankruptcy, insolvency or other similar law of the United States of America, any state thereof or the District of Columbia, and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days; or

     (f) the Issuer or Hovnanian or any of its Significant Subsidiaries shall institute proceedings for entry of an order for relief with respect to the Issuer or Hovnanian or any of its Significant Subsidiaries under any applicable bankruptcy, insolvency or other similar law of the United States of America, any state thereof or the District of Columbia, or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under any applicable bankruptcy, insolvency or other similar law of the United States of America, any state thereof or the District of Columbia, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or Hovnanian or of substantially all of its property, or the Issuer or Hovnanian or any of its Significant Subsidiaries shall make a general assignment for the benefit of creditors as recognized under any applicable bankruptcy, insolvency or other similar law of the United States of America, any state thereof or the District of Columbia; or
     (g) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of any Guarantee) or a Guarantor denies or disaffirms its obligations under the Guarantee; or
     (h) any other Event of Default provided with respect to the Securities of such series.
     If an Event of Default with respect to Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything to the contrary contained in this Indenture or in the Securities of such series. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Securities of such series and the principal of any and all Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee and all other amounts due the Trustee under Section 6.6, and any and all defaults under this Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 5.7 or provision deemed by the Trustee to be adequate shall have been made therefor, then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Notwithstanding the previous sentence, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event.
     If any Event of Default specified in Section 5.1(e) or 5.1(f) occurs with respect to the Issuer, all unpaid principal amount (or, if the Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder.
     If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Securityholders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceeding had been taken.
     Except with respect to an Event of Default pursuant to Section 5.1 (a), (b) or (c), the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer by the Issuer, a paying agent or any Securityholder.
     SECTION 5.2. Payment of Securities on Default; Suit Therefor. The Issuer covenants that (a) if default shall be made in the payment of any installment of interest upon any of the Securities of any series then Outstanding as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of any of the Securities of such series as and when the same shall have become due and payable, whether at maturity of the Securities of such series or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Securities, the whole amount that then shall have become due and payable on all such Securities of such series for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.
     If the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Securities of such series and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Securities of such series, wherever situated, the moneys adjudged or decreed to be payable.
     If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Securities of any series then Outstanding under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Issuer or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuer or other obligor upon the Securities of such series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Securities of such series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for compensation and expenses or otherwise pursuant to Section 6.6, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities of such series may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.
     SECTION 5.3. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 5.2 with respect to Securities of any series then Outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee pursuant to Section 6.6 except as a result of its negligence or bad faith;
     SECOND: If the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest, if any, on the Securities of such series, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Securities of such series, such payment to be made ratably to the Persons entitled thereto;
     THIRD: If the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, if any, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and
     FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.
     No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Securities to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Securities of any series then Outstanding), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Securities of any series then Outstanding and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.
     SECTION 5.4. Proceedings by Securityholders. No Holder of any Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Security of such series with every other Holder and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of such Securities of such series, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.
     Notwithstanding any other provisions in this Indenture, but subject to Article Thirteen, the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.
     SECTION 5.5. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     SECTION 5.6. Remedies Cumulative and Continuing. All powers and remedies given by this Article Five to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Securityholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article Five or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.
     SECTION 5.7. Direction of Proceedings; Waiver of Defaults by Majority of Securityholders. The Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Securities of such series; provided, however, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest, if any, on, or the principal of, the Securities of such series. Upon any such waiver the Issuer, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.7, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.
     SECTION 5.8. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, with respect to Securities of any series then Outstanding, mail to all Holders of Securities of such series, as the names and the addresses of such Holders appear upon the Securities register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purpose of this Section 5.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of Section 5.1, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (d) but in the case of any default of the character specified in said clause (d) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Issuer pursuant to said clause (d)); provided, however, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers or both of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

     SECTION 5.9. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Securities of any series then Outstanding, or to any suit instituted by any Securityholders for the enforcement of the payment of the principal of or interest, if any, on any Security against the Issuer on or after the due date expressed in such Security.
ARTICLE SIX
CONCERNING THE TRUSTEE
     SECTION 6.1. Duties and Responsibilities of the Trustee; During Default; Prior to Default. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:
     (i) the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.7 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
     SECTION 6.2. Certain Rights of the Trustee.
     Subject to Section 6.1:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;
     (c) the Trustee may consult with counsel of its selection and any advice of such counsel promptly confirmed in writing shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture (including, without limitation, pursuant to Section 5.7), unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to a series of Securities unless either (i) a Responsible Officer of the Trustee assigned to the Corporate Trust Office of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Issuer or any other obligor on such series of Securities or by any Holder of Securities of such series;
     (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (j) the permissive rights of the Trustee hereunder shall not be construed as duties;
     (k) in no event shall the Trustee be liable for any consequential, special, punitive or indirect loss or damages, even if advised of the likelihood thereof in advance and regardless of the form of action;
     (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder

     (m) the Trustee may request that Hovnanian (on behalf of itself and the Issuer) deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded; and
     (n) the Trustee shall not be responsible for delays or failures in performance of its obligations hereunder resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     SECTION 6.3. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture, of the Securities or of any prospectus used to sell the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.
     SECTION 6.4. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.
     SECTION 6.5. Moneys Held by Trustee. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.
     SECTION 6.6. Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Issuer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises. The obligations of the Issuer under this Section 6.6 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee and shall not be subordinate to the payment of Senior Indebtedness pursuant to Article Thirteen. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1 or in connection with Article Five hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law. The provisions of this Section 6.6 shall survive the resignation or removal of the Trustee and the termination of this Indenture.
     SECTION 6.7. Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
     SECTION 6.8. Qualification of Trustee; Conflicting Interests. This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act of 1939. The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act of 1939 regarding disqualification of a trustee upon acquiring a conflicting interest.
     SECTION 6.9. Persons Eligible for Appointment as Trustee; Different Trustees for Different Series. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia having a combined capital and surplus of at least $25,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or

District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or any Affiliate of such obligor shall serve as trustee upon the Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.
     A different Trustee may be appointed by the Issuer for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be a trustee other than Wilmington Trust Company, the Issuer and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.
     SECTION 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series of Securities and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or
     (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Article Five, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the delivery of such evidence of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (d) Any resignation or removal of the Trustee with respect to any series of Securities and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
     SECTION 6.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.
     If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.
     No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.
     Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Securities register. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.
     SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate of authentication shall have the full force as if such successor Trustee had itself authenticated such Securities; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     SECTION 6.13. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act of 1939. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent indicated therein.
     SECTION 6.14. Appointment of Authenticating Agent. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000 (determined as provided in Section 6.9 with respect to the Trustee) and subject to supervision or examination by federal or state authority.
     Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business (including the authenticating agency contemplated by this Indenture) of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.
     Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more series of Securities, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.
     Sections 6.2, 6.3, 6.4 and 7.3 shall be applicable to any Authenticating Agent.
ARTICLE SEVEN
CONCERNING THE SECURITYHOLDERS
     SECTION 7.1. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article Seven.
     SECTION 7.2. Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:
     (a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same.

     (b) The ownership of Securities shall be proved by the Security register or by a certificate of the Security registrar.
     SECTION 7.3. Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, if any, on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.
     SECTION 7.4. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Affiliate of the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
     SECTION 7.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article Seven, revoke such action so far as concerns such Security provided that such revocation shall not become effective until three Business Days after such filing. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.
     SECTION 7.6. Record Date for Consents and Waivers. The Issuer may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities of such series in accordance with Section 5.7 of the Indenture, (ii) consent to any supplemental indenture in accordance with Section 8.2 of the Indenture or (iii) waive compliance with any term, condition or provision of any covenant hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the 120th day after such record date, any such waiver or consent previously given shall automatically and, without further action by any Holder be cancelled and of no further effect.
ARTICLE EIGHT
SUPPLEMENTAL INDENTURES
     SECTION 8.1. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:
     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;
     (b) to evidence the succession of another Person to the Issuer or Hovnanian or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or Hovnanian herein and in the Securities or the Guarantees or to otherwise evidence compliance with Article Nine hereof;
     (c) to add to the covenants of the Issuer or Hovnanian such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the protection of less than all series of Securities, stating that the same are expressly being included solely for the protection of such series), or to surrender any right or power herein conferred upon the Issuer or Hovnanian, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;
     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;
     (e) to establish the form or terms of Securities or the Guarantees to be endorsed thereon of any series as permitted by Sections 2.1 and 2.3, to provide for any Guarantees of the Securities of any series and to confirm and evidence the termination or discharge of any Guarantee of or mortgage, lien, pledge, charge, security interest or encumbrance securing the Securities of a series when such release, termination or discharge is permitted by the Indenture;
     (f) to provide for the issuance of uncertificated Securities of any series (including Securities registrable as to principal only) in addition to or in place of certificated Securities and to provide for exchangeability of such Securities for the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;
     (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed or any corresponding provision provided for in any similar federal statute hereafter enacted;
     (h) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Wilmington Trust Company as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9 hereof;
     (i) subject to Section 8.2 hereof, to add to or modify the provisions hereof as may be necessary or desirable to provide for the denomination of

Securities in foreign currencies which shall not adversely affect the interests of the Holders of the Securities in any material respect;
     (j) to modify the covenants or Events of Default of the Issuer solely in respect of, or add new covenants or Events of Default of the Issuer that apply solely to, Securities not Outstanding on the date of such supplemental indenture;
     (k) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;
     (l) to conform the text of this Indenture, the Securities of any series, or the Guarantees to any provision of the “Description of Debt Securities” section of any prospectus or the comparable section in any applicable prospectus supplement that is used to sell the Securities of such series to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities of such series sold thereby, or the Guarantees thereof; and
     (m) to make any other change that does not adversely affect the legal rights of any Holder of Securities of the series affected by such change.
     The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities then Outstanding, notwithstanding any of the provisions of Section 8.2.
     SECTION 8.2. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article Seven and including written consents obtained in connection with a tender offer or exchange offer) of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding of any series affected thereby, the Issuer, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series or waiving future compliance with any provision of the Indenture or the Securities (other than a continuing default or Event of Default in the payment of principal of or interest on Securities, which shall require the consent of the Holders of each Security so affected); provided, that no such supplemental indenture or waiver shall (a) change the stated final maturity of the principal of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including default interest), if any, thereon (or, in the case of an Original Issue Discount Security, reduce the rate of accretion of original issue discount thereon), or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Issuer thereof (or the time at which any such redemption, repayment or purchase may be made), or make the principal thereof (including any amount in respect of original issue discount), or interest, if any, thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms of the Securities, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, make any change to Sections 5.4 or 5.7, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment or purchase at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected or modify the ranking or priority of the Securities or the Guarantees issued hereunder, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected. No consent of any Holder of any Security shall be necessary under this Section 8.2 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Sections 8.1 and 9.2.
     A supplemental indenture which changes or eliminates any covenant, Event of Default or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may at its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Issuer (or the Trustee at the request and expense of the Issuer) shall give notice thereof to the Holders of then Outstanding Securities of each series affected thereby, as provided in Section 11.4. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     SECTION 8.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, Hovnanian, the Guarantors and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     SECTION 8.4. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as provided in Section 11.5 as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. An Opinion of Counsel pursuant to this Section 8.4 shall also include (a) an opinion that any such supplemental indenture has been duly authorized, executed and delivered and constitutes the valid and legally binding obligation of the Issuer and the Guarantors party thereto, if any, enforceable in accordance with its terms and (b) in the case of 8.1(m) an opinion that such supplemental indenture does not adversely affect the legal rights of any Holder of Securities of the series affected by such change. In rendering such opinion, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium and other similar laws relating to or affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 8.5. Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eight may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer, and such Securities may be authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE NINE
CONSOLIDATION, MERGER, SALE, LEASE, EXCHANGE OR OTHER
DISPOSITION
     SECTION 9.1. Consolidation Permitted, etc., on Certain Terms. Subject to the provisions of Section 9.2, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Issuer or Hovnanian with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or Hovnanian or their successor or successors shall be a party or parties, or shall prevent any sale, lease, exchange or other disposition of all or substantially all the property and assets of the Issuer or Hovnanian to any other Person (whether or not affiliated with the Issuer or Hovnanian) authorized to acquire and operate the same; provided, however, and the Issuer and Hovnanian hereby covenant and agree, that any such consolidation, merger, sale, lease, exchange or other disposition shall be upon the conditions that (a) immediately after giving effect to such consolidation, merger, sale, lease, exchange or other disposition of the Person (whether the Issuer or Hovnanian or such other Person) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, no Event of Default, and no event which after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (b) the Person (if other than the Issuer or Hovnanian) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, shall be a corporation or partnership organized under the laws of the United States of America, any state thereof or the District of Columbia; and (c) the due and punctual payment of the principal of premium, if any, and interest, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer or Hovnanian, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee, by the Person (if other than the Issuer or Hovnanian) formed by such consolidation, or into which the Issuer or Hovnanian shall have been merged, or by the Person which shall have acquired or leased such property.
     SECTION 9.2. Successor Corporation to be Substituted. In case of any such consolidation or merger or any sale, conveyance or lease of all or substantially all of the property of the Issuer or Hovnanian and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer or Hovnanian, such successor Person shall succeed to and be substituted for the Issuer or Hovnanian, with the same effect as if it had been named herein as the party of the first part, and the Issuer or Hovnanian (including any intervening successor to the Issuer or Hovnanian which shall have become the obligor hereunder) shall be relieved of any further obligation under this Indenture and the Securities; provided, however, that in the case of a sale, lease, exchange or other disposition of the property and assets of the Issuer or Hovnanian (including any such intervening successor), the Issuer or Hovnanian (including any such intervening successor) shall continue to be liable on its obligations under this Indenture and the

Securities to the extent, but only to the extent, of liability to pay the principal of, premium, if any, and interest, if any, on the Securities at the time, places and rate prescribed in this Indenture and the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer or Hovnanian, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer or Hovnanian and delivered to the Trustee; and, upon the order of such successor Person instead of the Issuer or Hovnanian and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer or Hovnanian to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
     In case of any such consolidation or merger or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Issuer or Hovnanian, such changes in phraseology and form (but not in substance) may be made in the Securities, thereafter to be issued, as may be appropriate.
     SECTION 9.3. Opinion of Counsel to be Given Trustee. The Trustee, subject to Sections 6.1 and 6.2, shall receive an Officers’ Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, exchange or other disposition and any such assumption complies with the provisions of this Article Nine.
ARTICLE TEN
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     SECTION 10.1. Applicability of Article. Unless specified otherwise pursuant to Section 2.3 for Securities of a series, this Article shall apply to each series of Securities issued under this Indenture.
     SECTION 10.2. Legal Defeasance and Discharge. The Issuer shall, subject to the satisfaction of the conditions set forth in Section 10.4 hereof, be deemed to have been discharged from its obligations with respect to the Outstanding Securities of any series on the date the conditions set forth below are satisfied with respect to such series (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities of any series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 10.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of its obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments delivered to it by the Issuer acknowledging the same), except of the following provisions which shall survive until otherwise terminated or discharged hereunder; (a) the rights of Holder of Outstanding Securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to below; (b) the Issuer’s obligations with respect to the Securities concerning mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture.
     SECTION 10.3. Covenant Defeasance. The Issuer, Hovnanian and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 10.4 hereof, be released from their obligations under the covenants contained in Article Nine (other than Section 9.1(c)) and, to the extent described in the applicable supplemental indenture, with respect to the covenants of any series of Securities, on and after the date that the conditions set forth in Section 10.4 are satisfied with respect to such series (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities of any series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in Section 10.4 hereof, Sections 5.1(d), 5.1(e), 5.1(f) and 5.1(g) hereof shall not constitute Events of Default or defaults hereunder.
     SECTION 10.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 10.2 or 10.3 hereof to the Outstanding Securities of any series:
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Securities of a particular series, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, premium, if any, and interest on the Outstanding Securities of such series on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;
     (b) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the date of this Indenture, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the issuer or any of its Restricted Subsidiaries is bound;
     (f) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Securities over other creditors of the Issuer, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;
     (g) the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers’ Certificate, in clauses (a) through (f) and, in the case of the opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.
     SECTION 10.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 10.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 10.5, the “Trustee”) pursuant to Section 10.4 hereof in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 10.4 hereof in respect of any series of Securities or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.
     Anything in this Article Ten to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 10.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     SECTION 10.6. Repayment to Issuer. Any money deposited with the Trustee or any paying agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
     SECTION 10.7. Reinstatement. If the Trustee or paying agent is unable to apply any money or non-callable U.S. Government Obligations in accordance with Section 10.2 or 10.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.2 or 10.3 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 10.2 or 10.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the

Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.
     SECTION 10.8. Survival. The Trustee’s rights under this Article Ten shall survive termination of this Indenture.
     SECTION 10.9. Satisfaction and Discharge of Indenture. If at any time (a)(i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest, if any, on all the Securities Outstanding of any series (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9), or (b)(i) the Securities of any series mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Event of Default has occurred and is continuing on the date of the deposit, (iv) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and (v) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including all amounts, payable to the Trustee pursuant to Section 6.6), then, (x) after satisfying the conditions in clause (a), only the Issuer’s obligations under Sections 6.6 and 10.5, as applicable, will survive or (y) after satisfying the conditions in clause (b), only the Issuer’s or obligations in Article Two and Sections 3.1, 3.2, 6.6, 6.10, 10.5, 10.6 and 10.7 will survive, and, in either case, the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Securities.
ARTICLE ELEVEN
MISCELLANEOUS PROVISIONS
     SECTION 11.1. Partners, Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation,

covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer, Hovnanian or the Guarantors or any partner of the Issuer, Hovnanian or the Guarantors or of any successor, either directly or through the Issuer, Hovnanian or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
     SECTION 11.2. Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.
     SECTION 11.3. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.
     SECTION 11.4. Notices and Demands on Issuer, Trustee and Holders of Securities. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer, or as required pursuant to the Trust Indenture Act of 1939, may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to K. Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701. Any notice, direction, request or demand by the Issuer or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 [specify series of Securities]).
     Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient notice.
     SECTION 11.5. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, or as required pursuant to the Trust Indenture Act of 1939, the Issuer or Hovnanian, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
     Each certificate or opinion provided for in this Indenture (other than a certificate provided pursuant to Section 4.3(d)) and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Any certificate, statement or opinion of an officer of the Issuer or Hovnanian, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information with respect to which is in the possession of the Issuer, or Hovnanian, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, or Hovnanian, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
     Any certificate, statement or opinion of an officer of the Issuer or Hovnanian, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or Hovnanian, as applicable, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.
     SECTION 11.6. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of principal of or interest, if any, on the Securities of any series or the date fixed for redemption, purchase or repayment of any such Security shall not be a Business Day, then payment of interest, if any, premium, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, purchase or repayment, and, in the case of payment, no interest shall accrue for the period after such date.
     SECTION 11.7. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317 of the Trust Indenture Act of 1939, inclusive, or is deemed applicable to this Indenture by virtue of the provisions of the Trust Indenture Act of 1939, such required provision shall control.
     SECTION 11.8. GOVERNING LAW. THIS INDENTURE, EACH SECURITY AND EACH GUARANTEE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.
     SECTION 11.9. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     SECTION 11.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 11.11. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, Hovnanian or any subsidiary of Hovnanian, and no such indenture or loan or debt agreement may be used to interpret the Indenture.
ARTICLE TWELVE
REDEMPTION OF SECURITIES AND SINKING FUNDS
     SECTION 12.1. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified, as contemplated by Section 2.3 for Securities of such series.
     SECTION 12.2. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear in the Security register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
     The notice of redemption to each such Holder shall specify (i) the principal amount of each Security of such series held by such Holder to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place or places of payment, (v) the CUSIP number relating to such Securities, (vi) that payment will be made upon presentation and surrender of such Securities, (vii) whether such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, (viii) whether interest, if any, (or, in the case of Original Issue Discount Securities, original issue discount) accrued to the date fixed for redemption will be paid as specified in such notice and (ix) whether on and after said date interest, if any, (or, in the case of Original Issue Discount Securities, original issue discount) thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.
     The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.
     On or before the redemption date specified in the notice of redemption given as provided in this Section 12.2, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.5) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption (unless a shorter notice period shall be satisfactory to the Trustee) an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.
     If less than all the Securities of a series are to be redeemed, the Trustee, within 10 Business Days after the Issuer gives written notice to the Trustee that such redemption is to occur, shall select on a pro rata basis, by lot or in such manner as it shall deem, in its sole discretion, appropriate and fair, Securities of such series to be redeemed. Notice of the redemption shall be given only after such selection has been made. Securities may be redeemed in part in denominations of $2,000 and multiples of $1,000 in excess thereof in original principal amount of Securities, unless another minimum authorized denomination is specified for Securities of such series, or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
     SECTION 12.3. Payment of Securities Called for Redemption. If notice of redemption has been given as provided by this Article Twelve, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest, if any accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest, if any, accrued to said date) interest, if any (or, in the case of Original Issue Discount Securities, original issue discount), on the Securities or portions of Securities so called for redemption shall cease to accrue, and such Securities shall cease from and after the date fixed for redemption (unless an earlier date shall be specified in a Board Resolution, Officers’ Certificate or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the form and terms of the Securities of such series were established) except as provided in Sections 6.5 and 10.4, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest, if any, to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest, if any, accrued thereon to the date fixed for redemption; provided that payment of interest, if any, becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.
     Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, and of like tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
     SECTION 12.4. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer, or (b) a Person specifically identified in such written statement as an Affiliate of the Issuer.
     SECTION 12.5. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”
     In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 12.5, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
     On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officers’ Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series to be so credited has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured or otherwise ceased to exist) and are continuing, and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers’ Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officers’ Certificate and Securities (subject to the parenthetical clause in the second preceding sentence) specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof, and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section 12.5.
     If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000, or a lesser sum if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest, if any, to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request, then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. The Issuer, or the Trustee, in the name and at the expense of the Issuer (if the Issuer shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 12.5. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest, if any, on, the Securities of such series at maturity.
     On or before 9:00 A.M. on each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest, if any, accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date.
     The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, and subject to Article Thirteen, any moneys in the sinking fund for such series at the time when any such default or Event of Default known to a Responsible Officer of the Trustee shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.7 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.
ARTICLE THIRTEEN
SUBORDINATION
     SECTION 13.1. Securities Subordinated to Senior Indebtedness. (a) The Issuer covenants and agrees, and each Holder of Securities of each series, by his acceptance thereof, likewise covenants and agrees, that anything in this Indenture or the Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Securities of each series is subordinate and junior in right of payment, to the extent provided herein, to all Senior Indebtedness, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and that the subordination is for the benefit of the holders of Senior Indebtedness.
     (b) Subject to Section 13.4, if (i) the Issuer shall default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) any other default shall occur with respect to Senior Indebtedness and the maturity of such Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of such default to the Issuer and the Trustee by the holders of Senior Indebtedness or any trustee therefor, unless and until, in either case, the default has been cured or waived, or has ceased to exist, or any such acceleration has been rescinded or such Senior Indebtedness has been paid in full, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest, if any, on any of the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities other than those made in capital stock of the Issuer (or cash in lieu of fractional shares thereof).
     (c) If any default (other than a default described in paragraph (b) of this Section 13.1) shall occur under the Senior Indebtedness, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods occurs (a “Senior Nonmonetary Default”), then, upon the receipt by the Issuer and the Trustee of written notice thereof (a “Payment Notice”) from or on behalf of holders of not less than 25% in aggregate principal amount of the Senior Indebtedness outstanding specifying an election to prohibit such payment and other action by the Issuer in accordance with the following provisions of this paragraph (c), the Issuer may not make any payment or take any other action that would be prohibited by paragraph (b) of this Section 13.1 during the period (the “Payment Blockage Period”) commencing on the date of receipt of such Payment Notice and ending on the earlier of (i) the date, if any, on which the holders of such Senior Indebtedness or their representative notify the Trustee that such Senior Nonmonetary Default is cured or waived or ceases to exist or the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or (ii) the

120th day after the date of receipt of such Payment Notice. Notwithstanding the provisions described in the immediately preceding sentence, the Issuer may resume payments on the Securities following such Payment Blockage Period. In no event shall a Payment Blockage Period extend beyond 120 days from the date of the receipt by the Trustee of the Payment Notice (the “Initial Period”). Any number of additional Payment Blockage Periods may be commenced during the Initial Period; provided, however, that no such additional period shall extend beyond the Initial Period. After the expiration of the Initial Period, no Payment Blockage Period may be commenced on the basis of a Senior Nonmonetary Default on the Senior Indebtedness which was the basis of a Payment Blockage Period commenced during the Initial Period until at least 270 consecutive days have elapsed from the last day of the Initial Period. No Senior Nonmonetary Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period and of which the applicable holder(s) of Senior Indebtedness are aware shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 270 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.
     (d) If (i) (A) without the consent of the Issuer, a receiver, conservator, liquidator or trustee of the Issuer or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days or (B) the Issuer is adjudicated bankrupt or insolvent or (C) any of its property is sequestered by court order and such order remains in effect for more than 60 days or (D) a petition is filed against the Issuer under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect (including without limitation the Bankruptcy Code), and is not dismissed within 60 days after such filing; or (ii) the Issuer (A) commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect (including without limitation the Bankruptcy Code) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) fails generally to, or cannot, pay its debts generally as they become due or (D) takes any corporate action to authorize or effect any of the foregoing; or (iii) any Subsidiary of the Issuer takes, suffers or permits to exist any of the events or conditions referred to in the foregoing clause (i) or (ii), then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or adjustment) which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any obligations of the Issuer ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Issuer the amounts at the time due and owing on account of unpaid principal of and interest, if any, on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to the Securities and such other obligations.
     (e) If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof, such payment or distribution of securities shall be received in trust for the benefit of and shall be paid over or delivered and transferred to the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.
     (f) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Securities by any act or failure to act on the part of the Issuer or any Holder of Securities. Nothing contained herein shall impair, as between the Issuer and the Holders of Securities of each series, the obligation of the Issuer to pay to such Holders the principal of and interest, if any, on such Securities or prevent the Trustee or the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to remove cash, securities or other property otherwise payable or deliverable to the Holders.
     (g) Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the Holders of Securities of each series shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payment or distributions applicable to the Senior Indebtedness until the indebtedness evidenced by the Securities of such series shall have been paid in full and such payments or distributions received by such

Holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Issuer and its creditors other than the holders of Senior Indebtedness, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Issuer on account of Senior Indebtedness, and not on account of the Securities of such series.
     (h) The provisions of this Section 13.1 shall not impair any rights, interests, remedies or powers of any secured creditor of the Issuer in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.
     (i) The securing of any obligations of the Issuer, otherwise ranking on a parity with the Securities, shall not be deemed to prevent such obligations from constituting obligations ranking on a parity with the Securities.
     SECTION 13.2. Reliance on Certificate of Liquidating Agent; Further Evidence as to Ownership of Senior Indebtedness. Upon any payment or distribution of assets of the Issuer, the Trustee and the Holders shall be entitled to rely upon an order or decree issued by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the bankruptcy trustee, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen. In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Trustee shall be entitled to rely upon written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distributions pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and to other facts pertinent to the rights of such Person under this Article Thirteen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     SECTION 13.3. Payment Permitted If No Default. Nothing contained in this Article Thirteen or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Issuer at any time, except during the pendency of any default with respect to Senior Indebtedness described in Section 13.1(b) or Section 13.1(c) or of any of the events described in Section 13.1(d), from making payments of the principal of or interest, if any, on the Securities, or (b) the application by the Trustee or any paying agent of any moneys deposited with it hereunder to payments of the principal of or interest, if any, on the Securities, if, at the time of such deposit, the Trustee or such paying agent, as the case may be, did not have the written notice provided for in Section 13.5 of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Issuer with the Trustee or paying agent (other than the Issuer) such payment would not have been prohibited by the provisions of this Article Thirteen, and the Trustee or any paying agent shall not be affected by any notice to the contrary received by it on or after such date.
     SECTION 13.4. Disputes with Holders of Certain Senior Indebtedness. Any failure by the Issuer to make any payment on or under any Senior Indebtedness, other than any Senior Indebtedness as to which the provisions of this Section 13.4 shall have been waived by the Issuer in the instrument or instruments by which the Issuer incurred, assumed, guaranteed or otherwise created such Senior Indebtedness, shall not be deemed a default under Section 13.1 hereof if (i) the Issuer shall be disputing its obligation to make such payment or perform such obligation, and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Issuer which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) if a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review, and a stay of execution shall have been obtained pending such appeal or review.
     SECTION 13.5. Trustee Not Charged with Knowledge of Prohibition. Anything in this Article Thirteen or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee and shall be entitled to assume conclusively that no such facts exist and that no event specified in clauses (b) and (c) of Section 13.1 has happened unless and until the Trustee shall have received an Officers’ Certificate to the effect or notice in writing to that effect signed by or on behalf of the holder or holders, or the representatives, of Senior Indebtedness who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Indebtedness shall be outstanding; provided, however, that, if the Trustee shall not have received the Officers’ Certificate or notice provided for in this Section 13.5 at least three Business Days preceding the date upon which by the terms hereof any moneys become payable for any purpose (including, without limitation, the payment of either the principal of or interest, if any, on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days preceding such date. The Issuer shall give prompt written notice to the Trustee and to each paying agent of any facts that would prohibit any payment of moneys to or by the Trustee or any paying agent, and the Trustee shall not be charged with knowledge of the curing of any default or the elimination of any other fact or condition preventing such payment or distribution unless and until the Trustee shall have received an Officers’ Certificate to such effect.
     SECTION 13.6. Trustee to Effectuate Subordination. Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Indebtedness as provided in this Article Thirteen and appoints the Trustee its attorney-in-fact for any and all such purposes.
     SECTION 13.7. Rights of Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article Thirteen with respect to any Senior Indebtedness which may at the time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.
     SECTION 13.8. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article Thirteen shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if the paying agent were named in this Article Thirteen in addition to or in place of the Trustee; provided, however, that Sections 13.5 and 13.7 shall not apply to the Issuer if it acts as paying agent.
     SECTION 13.9. Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness, may at any time or from time to time and in their absolute direction, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under such Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Securities or the Trustee and without affecting the obligations of the Issuer, the Trustee or the Holders of Securities under this Article Thirteen.
     SECTION 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute money or assets to Securityholders or the Issuer. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Thirteen and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     SECTION 13.11. Applicability of Article. Unless specified otherwise pursuant to Section 2.3 for Securities of a series, this Article Thirteen shall apply to each series of Securities issued under this Indenture.
ARTICLE FOURTEEN
SUBORDINATED GUARANTEE
     SECTION 14.1. Applicability of Article. The provisions of this Article shall be applicable to Hovnanian and to each of the Guarantors specified pursuant to Section 2.3 for the Guarantee of Securities of a series.
     SECTION 14.2. Guarantee. Each Guarantor of a particular series of Securities hereby unconditionally guarantees (each such guarantee to be referred to herein as a “Guarantee”), jointly and severally with each other Guarantor of the Securities of that series, if any, to each Holder of such Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Securities or the obligations of the Issuer hereunder or thereunder, (i) the due and punctual payment of the principal of and any premium or interest on such Securities, whether at maturity or on an interest payment date, by acceleration, pursuant to an offer to purchase such Securities or otherwise, and interest on the overdue principal of and interest, if any, on such Securities, if lawful, and all other obligations of the Issuer to the Holders of such Securities or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof including all amounts payable to the Trustee under Section 6.6 hereof, and (ii) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, the same shall be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
          If the Issuer fails to make any payment when due of any amount so guaranteed for whatever reason, the Guarantor of the Securities of that series shall be obligated, jointly and severally with each other Guarantor, if any, to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Securities, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest, notice and all demand whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities guaranteed by such Guarantee, in this Indenture and in this Article Fourteen. If any Holder of Securities of a series guaranteed hereby or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor of such Securities, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor of such Securities to the Trustee or such Holder, this Article Fourteen, to the extent theretofore discharged with respect to any Guarantee of such Securities, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities of a series guaranteed hereby by such Guarantor in respect of any obligations guaranteed hereby by such Guarantee until payment in full of all such obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Securities of a series guaranteed hereby by such Guarantor and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article Five hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with any other Guarantor of such Securities, for the purpose of this Article Fourteen. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article Five, the Trustee may make a demand for payment on the Securities under any Guarantee provided hereunder and not discharged.
          With respect to each Guarantee by a Guarantor, such Guarantor shall be subrogated to all rights of the Holder of any Securities guaranteed hereby by such Guarantee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of such Guarantee; provided that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all such Securities shall have been paid in full.
          The Guarantee set forth in this Section 14.2 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee or any duly appointed agent.
     SECTION 14.3. Guarantee Subordinated to Senior Indebtedness of the Guarantor. Each Guarantor agrees, and each Holder of the Securities by his acceptance thereof likewise agrees, that the payments pursuant to the Guarantee by each Guarantor shall be subordinated in accordance with the following provisions of this Article Fourteen unless, with respect to any series of Securities, specified otherwise pursuant to Section 2.3, to the prior payment in full of all Senior Indebtedness of each Guarantor.
          This Article Fourteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness of each Guarantor, and such provisions are made for the benefit of the holders of Senior Indebtedness of each Guarantor, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.
     SECTION 14.4. Guarantors Not to Make Payments With Respect to Securities in Certain Circumstances. (a) Upon the maturity of the principal of any Senior Indebtedness of each Guarantor (other than payment of sinking fund installments) by lapse of time, acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness of each Guarantor, before any payment, pursuant to the Guarantee, is made on account of the principal or interest on the Securities or to acquire any of the Securities or on account of the mandatory redemption provisions in the Securities (except mandatory redemption payments made in respect of Securities acquired by each Guarantor before the maturity of such Senior Indebtedness of each Guarantor).
     (b) Unless Section 14.5 shall be applicable, if (i) a Guarantor shall default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) any other default shall occur with respect to Senior Indebtedness and the maturity of such Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of such default to the Guarantor and the Trustee by the holders of Senior Indebtedness or any trustee therefor, unless and until, in either case, the default has been cured or waived, or has ceased to exist, or any such acceleration has been rescinded or such Senior Indebtedness has been paid in full, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest, if any, on any of the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities other than those made in capital stock of the Guarantor (or cash in lieu of fractional shares thereof).
     (c) Unless Section 14.5 shall be applicable, If any default (other than a default described in paragraph (b) of this Section 14.4) shall occur under the Senior Indebtedness, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods occurs (a “Guarantor Senior Nonmonetary Default”), then, upon the receipt by the applicable Guarantor and the Trustee of written notice thereof (a “Guarantor Payment Notice”) from or on behalf of holders of not less than 25% in aggregate principal amount of the Senior Indebtedness of such Guarantor outstanding specifying an election to prohibit such payment and other action by the Guarantor in accordance with the following provisions of this paragraph (c), the Guarantor may not make any payment or take any other action that would be prohibited by paragraph (b) of this Section 14.4 during the period (the “Guarantor Payment Blockage Period”) commencing on the date of receipt of such Guarantor Payment Notice and ending on the earlier of (i) the date, if any, on which the holders of such Senior Indebtedness or their representative notify the Trustee that such Guarantor Senior Nonmonetary Default is cured or waived or ceases to exist or the Senior Indebtedness to which such Guarantor Senior Nonmonetary Default relates is discharged or (ii) the 120th day after the date of receipt of such Guarantor Payment Notice. Notwithstanding the provisions described in the immediately preceding sentence, the Guarantor may resume payments on the Securities following such Guarantor Payment Blockage Period. In no event shall a Guarantor Payment Blockage Period extend beyond 120 days from the date of the receipt by the Trustee of the Guarantor Payment Notice (the “Guarantor Initial Period”). Any number of additional Guarantor Payment Blockage Periods may be commenced during the Guarantor

Initial Period; provided, however, that no such additional period shall extend beyond the Guarantor Initial Period. After the expiration of the Guarantor Initial Period, no Guarantor Payment Blockage Period may be commenced on the basis of a Guarantor Senior Nonmonetary Default on the Senior Indebtedness which was the basis of a Guarantor Payment Blockage Period commenced during the Guarantor Initial Period until at least 270 consecutive days have elapsed from the last day of the Guarantor Initial Period. No Guarantor Senior Nonmonetary Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period and of which the applicable holder(s) of Senior Indebtedness are aware shall be, or can be made, the basis for the commencement of a second Guarantor Payment Blockage Period whether or not within a period of 270 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.
     (d) In the event that notwithstanding the provisions of this Section 14.4 each Guarantor shall make, pursuant to this Guarantee, any payment or distribution of any character to the Trustee on account of the principal of or interest on the Securities, or on account of the mandatory redemption provisions, after the happening of an event of default with respect to any Senior Indebtedness of each Guarantor based on a default in the payment of the principal or interest on Senior Indebtedness of each Guarantor, or after receipt by the Trustee of a Guarantor Payment Notice as provided in this Section 14.4 or after the acceleration of the Securities of any series pursuant to Section 5.1, then, but only if the Trustee is in receipt of the notice specified in Section 14.8, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, or such acceleration shall have been rescinded, such payment (subject to the provisions of Sections 14.8 and 14.9) shall be held by the Trustee in trust for the benefit of, and, if the Senior Indebtedness of each Guarantor shall have been declared immediately due and payable, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness of each Guarantor (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness of each Guarantor held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of each Guarantor may have been issued, as their respective interests may appear, such payments to be made in accordance with an Officers’ Certificate as provided in Section 11.5 (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness of each Guarantor and the principal amount of Senior Indebtedness of each Guarantor then outstanding held by each and stating the reasons why such Officers’ Certificate is being delivered to the Trustee, for application to the payment of all Senior Indebtedness of each Guarantor remaining unpaid to the extent necessary to pay all Senior Indebtedness of each Guarantor in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of each Guarantor. In the event of the failure of any Holder of a Security to endorse or assign any such payment or distribution, each holder of Senior Indebtedness of each Guarantor is hereby irrevocably authorized to endorse or assign the same. Each Guarantor shall give prompt notice to the Trustee of any default under any Senior Indebtedness of each Guarantor or under any agreement pursuant to which Senior Indebtedness of each Guarantor may have been issued.

     SECTION 14.5. Guarantee Subordinated to Prior Payment of All Senior Indebtedness of each Guarantor on Dissolution, Winding Up, Liquidation or Reorganization of a Guarantor. In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to a Guarantor, its creditors or its property, (ii) any case or proceeding for the liquidation, dissolution or other winding-up of a Guarantor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by such Guarantor for the benefit of creditors, or (iv) any other marshalling of the assets of such Guarantor:
     (a) the holders of all Senior Indebtedness of such Guarantor shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal and interest due thereon (including any interest thereon accruing after commencement of any such proceeding) before the Holders of the Securities are entitled to receive, pursuant to this Guarantee any payment or any distribution, whether in cash, securities or other property, on account of the principal or interest on the Securities;
     (b) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities (other than securities of such Guarantor as reorganized or readjusted or securities of such Guarantor or any other company, trust or corporation provided for by a plan of reorganization or readjustment, junior or the payment of which is otherwise subordinate, at least to the extent provided in this Article, to the payment of all Senior Indebtedness of such Guarantor at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness of such Guarantor at the time outstanding), to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled, pursuant to this Guarantee except for the provisions of this Article Fourteen, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Guarantor being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness of such Guarantor or their representative(s), or to the trustee under any indenture under which Senior Indebtedness of such Guarantor may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness of such Guarantor held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness of such Guarantor remaining unpaid after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness of such Guarantor; and
     (c) in the event that notwithstanding the foregoing provisions of this Section 14.5, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities shall be received, pursuant to the Guarantee, by the Trustee or the Holders of the Securities on account of principal or interest on the Securities before all Senior Indebtedness of such Guarantor is paid in full, or effective provisions made for its payment, such payment or distribution (subject to the provisions of Sections 14.8 and 14.9) shall be received and held in trust for and shall be paid over or delivered to the liquidating trustee, agent or other person making such payment or distribution or to the holders of the Senior Indebtedness of such Guarantor remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which Senior Indebtedness of such Guarantor may have been issued (pro rata as provided in subsection (2) above), for application to the payment of such Senior Indebtedness of such Guarantor until all such Senior Indebtedness of such Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness of such Guarantor.
          If a Guarantor effects a transaction permitted by Article Nine, such transaction shall not be deemed to be a dissolution, winding up, liquidation or reorganization of such Guarantor for purposes of this Section.
          A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor, assignment for the benefit of creditors by such Guarantor or any other marshalling of assets of such Guarantor.
     SECTION 14.6. Holders to be Subrogated to Rights of Holders of Senior Indebtedness of each Guarantor. Subject to the payment in full of all Senior Indebtedness of each Guarantor, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness of each Guarantor to receive payments or distributions of assets of each Guarantor applicable to the Senior Indebtedness of each Guarantor until all amounts owing under the Guarantee shall be paid in full and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness of each Guarantor by virtue of this Article Fourteen which otherwise would have been made to the Holders of the Securities, shall, as between each Guarantor, its creditors other than holders of its Senior Indebtedness of each Guarantor and the Holders, be deemed to be a payment by each Guarantor to or on account of the Senior Indebtedness of each Guarantor, it being understood that the provisions of this Article Fourteen are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Guarantors on the one hand and the Holders on the other hand.
          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of Senior Indebtedness of each Guarantor, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness of each Guarantor at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness of each Guarantor in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness of each Guarantor in full.
     SECTION 14.7. Obligations of the Guarantor Unconditional. Nothing contained in this Article Fourteen or elsewhere in this Indenture or in any Security is intended to or shall impair, as between a Guarantor and the Holders of the Securities guaranteed by such

Guarantor’s Guarantee, the obligations of such Guarantor, which are absolute and unconditional, to pay to such Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the provisions of this Guarantee or is intended to or shall affect the relative rights of such Holders and creditors of a Guarantor other than the holders of the Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Trustee or such Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Indebtedness of a Guarantor, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.
          Upon any distribution of assets of a Guarantor referred to in this Article Fourteen, the Trustee, subject to the provisions of Sections 6.1 and 6.2, and the Holders of the Securities guaranteed hereby by such Guarantor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.
     SECTION 14.8. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and the Trustee shall not be required to withhold payment to the Holders of Securities as provided in Section 14.4(d), unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from a Guarantor or from one or more holders of Senior Indebtedness of such Guarantor or from any representative thereof or trustee therefor identifying the specific sections of this Indenture involved and describing in detail the facts that would obligate the Trustee to withhold payments to Holders of Securities, as well as any other facts required by the next succeeding paragraph of this Section 14.8; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 6.1 and 6.2, shall be entitled to assume conclusively that no such facts exist; provided, however, that, if the Trustee shall not have received any such written notice provided for in this Section 14.8 at least three Business Days preceding the date upon which by the terms hereof any moneys become payable for any purpose (including, without limitation, the payment of either the principal of or interest, if any, on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days preceding such date.
          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness of a Guarantor (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness of such Guarantor or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fourteen, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.
     SECTION 14.9. Application by Trustee of Monies Deposited with It. Except as provided in Section 10.5, any deposit of monies by a Guarantor with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal or interest on any Securities shall be subject to the provisions of Sections 14.3, 14.4, 14.5 and 14.6 except that, if prior to the opening of business on the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment, pursuant to this Guarantee, of either the principal or the interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 14.8, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date, without, however, limiting any rights that holders of Senior Indebtedness of a Guarantor may have to recover any such payments from the Holders in accordance with the provisions of this Article.
     SECTION 14.10. Subordination Rights Not Impaired by Acts or Omissions of a Guarantor or Holders of Senior Indebtedness of such Guarantor. No right of any present or future holders of any Senior Indebtedness of a Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness of such Guarantor may extend, renew, modify or amend the terms of the Senior Indebtedness of such Guarantor or any security therefor and release, sell or exchange such security and otherwise deal freely with such Guarantor, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.
     SECTION 14.11. Holders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of a Guarantor (whether in bankruptcy, insolvency or receivership proceedings, voluntary liquidation or upon assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the timely filing of a claim for the unpaid balance, pursuant to this

Guarantee, of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding on or prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness of such Guarantor have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.
     SECTION 14.12. Right of Trustee to Hold Senior Indebtedness of a Guarantor. The Trustee in its individual capacity, shall be entitled to all of the rights set forth in this Article Fourteen in respect of any Senior Indebtedness of a Guarantor at any time held by it to the same extent as any other holder of such Senior Indebtedness of a Guarantor, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.
     SECTION 14.13. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor. With respect to the holders of Senior Indebtedness of a Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of a Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor and the Trustee shall not be liable to any holder of Senior Indebtedness of a Guarantor if it shall pay over or deliver to Holders of Securities, a Guarantor or any other person monies or assets to which any holder of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article Fourteen or otherwise.
     SECTION 14.14. Article Fourteen Not to Prevent Events of Default. The failure to make a payment on account of principal or interest on the Securities of any series by reason of any provision in this Article Fourteen shall not be construed as preventing the occurrence of an Event of Default under Section 5.1.
     SECTION 14.15. Execution and Delivery of Guarantee. To evidence a Guarantee set forth in this Article Fourteen, the Guarantor hereby agrees that the Guarantee Notation, substantially in the form of Exhibit A hereto, shall be endorsed on each Security authenticated and delivered by the Trustee that is guaranteed by such Guarantee and that this Indenture or indenture supplemental hereto shall be executed on behalf of such Guarantor by its Chairman of the Board, its president or chief executive officer, any vice president, the chief financial officer or the treasurer. Such signatures may be the manual or facsimile signatures of the present or any future such officers.
          Each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse the Guarantee Notation on each such Security.
          If an officer whose signature is on this Indenture or indenture supplemental hereto or on the Securities guaranteed hereby no longer holds that office at the time the

Trustee authenticates the Security on which a notation of the Guarantee is endorsed, such Guarantee shall be valid nevertheless.
          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Guarantee thereof.
     SECTION 14.16. Limitation on Guarantor Liability. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of a Security, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Code or any comparable provision of state law.
     SECTION 14.17. Officers’ Certificate. If there occurs an event referred to in the first sentence of Section 14.4(c) or the first sentence of Section 14.5, the applicable Guarantor shall promptly give to the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness of such Guarantor and the principal amount of Senior Indebtedness of such Guarantor then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.
ARTICLE FIFTEEN
     SECTION 15.1. Release of the Issuer. The Issuer shall be released from its obligations under this Indenture and the Securities, without the consent of the Holders, if: (1) Hovnanian or any successor to Hovnanian has assumed the obligations of the Issuer under this Indenture and the Securities, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, (2) Hovnanian delivers an Opinion of Counsel to the Trustee to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such release, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such release had not occurred and (3) the Issuer shall (w) become a Guarantor subject to the provisions of Article Thirteen hereof, (x) execute a Guarantee Notation, substantially in the form of Exhibit A hereto, (y) execute a supplemental indenture evidencing its Guarantee and (z) deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject to customary exceptions).

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

K. Hovnanian Enterprises, Inc., As Issuer
By:
Name:
Title:

Hovnanian Enterprises, Inc., As Guarantor
By:
Name:
Title:

Wilmington Trust Company, As Trustee
By:
Name:
Title:

EXHIBIT A
[FORM OF NOTATION OF SECURITY
RELATING TO GUARANTEE]
GUARANTEE
     [Name of Guarantor] (hereinafter referred to as the “Guarantor”, which term includes any successor person under the Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed) (the “Endorsed Security”), has unconditionally guaranteed, jointly and severally with each other Guarantor (i) the due and punctual payment of the principal of, premium, if any, and interest on the Endorsed Security and all other Securities of the same series as the Endorsed Security (the “Guaranteed Securities”), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, on the Guaranteed Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders of Guaranteed Securities or the Trustee all in accordance with the terms set forth in Article Fourteen of the Indenture and (ii) in case of any extension of time of payment or renewal of any Guaranteed Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.
     The obligations of the Guarantor to the Holders of Guaranteed Securities and to the Trustee pursuant to the Guarantee evidenced hereby and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to such Indenture for the terms of such Guarantee.
     No stockholder, officer, director, employee or incorporator, as such, past, present or future, of the Guarantor shall have any personal liability under the Guarantee evidenced hereby by reason of his or its status as such stockholder, officer, director, employee or incorporator. Each Holder of a Guaranteed Security by accepting a Guaranteed Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.
     Each Holder of a Guaranteed Security by accepting a Guaranteed Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.
     The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication of the Guaranteed Securities shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

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Guarantor [NAME OF GUARANTOR]

By:
Title:

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EXHIBIT B
[SUBSIDIARY GUARANTORS]

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